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                                                                      EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the first amendment to the annual report on Form 10-K/A of PolyMedica Corporation ("PolyMedica") for the fiscal year ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "First Amendment"), the undersigned, Samuel L. Shanaman, Lead Director and Interim Chief Executive Officer, and Stephen C. Farrell, Senior Vice President and Chief Financial Officer of PolyMedica, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

                  1.  I have reviewed this First Amendment; and

                  2. Based on my knowledge, this First Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this First Amendment.

                                                 /s/ Samuel L. Shanaman
                                                 ----------------------
Dated: July 29, 2003                             Samuel L. Shanaman
                                                 Lead Director and Interim Chief
                                                   Executive Officer

                                                 /s/ Stephen C. Farrell
                                                 ----------------------
Dated: July 29, 2003                             Stephen C. Farrell
                                                 Senior Vice President and Chief
                                                   Financial Officer

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